JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

AMENDED AND RESTATED BY-LAWS

As Adopted on December 14, 2010

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AMENDED AND RESTATED BY-LAWS

OF

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

Incorporated under the Laws of the State of New York

ARTICLE I

CHARTER

The name and purpose of the Corporation shall be as set forth in the Charter. These By-Laws, the powers of the Corporation and of its directors and shareholders, and all matters concerning the conduct and regulation of the business and affairs of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Charter of the Corporation. All references in these By-Laws to the Charter shall mean the Charter as from time to time amended.

ARTICLE II

OFFICES

The principal office of the Corporation shall be located in the County of Westchester, State of New York. The Corporation, in addition to its principal office, may also establish and maintain such other offices and places of business, within or without the State of New York, as the Board of Directors may from time to time determine.

ARTICLE III

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Friday in March of each year. The place of the meeting shall be the principal office of the Corporation, or such other place, within or without the State of New York, as may be fixed by the Board of Directors and stated in the notice of the meeting.

Section 2. Special Meetings. A special meeting of the shareholders may be called at any time by the President or the Board of Directors, and shall be called by the President upon the written request of one-third of the shareholders of record entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the President. All special meetings shall be held at the principal office of the Corporation, or at such other place, within or without the State of New York, as may be designated by the President, at a date and time to be

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fixed by the President, which date shall not be later than thirty days from the date of the receipt of such written request.

Section 3. Notice of Meetings and Waiver. Except as otherwise required by law, a written notice of each meeting of shareholders, whether annual or special, stating the place, date and hour of the meeting, shall be given not less than ten or more than fifty days before the meeting to each shareholder of record entitled to vote at such meeting. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before, during or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting, or to any shareholder who shall attend such meeting in person or by proxy otherwise than for the express purpose of objecting, prior to the conclusion of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or to any shareholder with whom communication is at the time unlawful.

Section 4. Quorum and Adjournment. Except as otherwise required by law, the Charter or these By-Laws, at all meetings of shareholders, the holders of a majority of the shares entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, any officer entitled to preside over or act as secretary of such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days or a new record date is fixed, notice of adjournment of a meeting of shareholders to another time or place shall be given to each shareholder of record entitled to vote at such meeting.

Section 5. Voting. Shareholders entitled to vote shall have one vote for each share of stock, and a proportionate vote for a fractional share of stock, entitled to vote held by them of record according to the records of the Corporation. The Corporation shall not, directly or indirectly, vote any share of its own stock. The vote upon any question shall be by ballot whenever requested by any person entitled to vote but, unless such a request is made, voting may be conducted in any way approved by the meeting. In the absence of a higher standard required by law, the Charter or these By-Laws, any matter properly before a meeting of shareholders shall be decided by a majority of the votes cast hereon.

Section 6. Proxies. Shareholders entitled to vote at a meeting or to express consent or dissent without a meeting may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxy shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after eleven months from its date, unless the proxy provides for a longer period. The Secretary shall determine the validity of any proxy submitted for use at any meeting.

Section 7. Waiver of Irregularities. Unless otherwise provided by law, all informalities and irregularities in calls, notices of meetings and in the manner of voting, form of proxy,

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credentials and methods of ascertaining those present, shall be deemed waived if no objection is made thereto at the meeting.

Section 8. Action by Written Consent. So far as permitted by law, any action required or permitted to be taken at any meeting of shareholders may be taken without meeting if a written consent setting forth such action is signed by all the shareholders entitled to vote thereon and such written consent is filed with the records of the Corporation. Written consent thus given shall have the same effect as a unanimous vote of shareholders.

ARTICLE IV

BOARD OF DIRECTORS

Section 1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Charter or these By-Laws directed or required to be exercised or done by the shareholders.

Each director shall be at least eighteen years of age and shall tender his or her resignation to the Board of Directors, the President or the Secretary, upon reaching the age of seventy-two (72). At least one of the directors shall be a resident of the State of New York, and a majority of the directors shall be citizens and residents of the United States. In addition to the requirements of Section 3 of Article V, at least one-third of the directors shall be persons who are not officers or employees of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. A director meeting the qualifications of the immediately preceding sentence is hereinafter referred to as a “Non-Affiliated Director.” No director need be a shareholder.

Section 2. Number, Election and Term of Office. The Board of Directors shall consist of not less than seven nor more than eighteen directors. The number of directors shall be fixed by majority vote of the entire Board; provided that no decrease in the number of directors shall shorten the term of any incumbent director. Subject to the provisions of Section 2 of Article III hereof, the directors shall be elected annually by the shareholders entitled to vote at the annual meeting of shareholders, by a majority of votes at such election. Each director, whether elected at an annual meeting or pursuant to Section 2 of Article III hereof, shall continue in office until the annual meeting of shareholders held next after his or her election and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal in the manner hereinafter provided. No election of directors shall be valid unless a notice of the election shall have been filed with the Superintendent of Insurance of the State of New York at least ten days before the election.

Section 3. Regular Meetings. A regular meeting of the Board of Directors for the election of officers and for the transaction of such other business as may properly come before the meeting shall be held without notice at the place where the annual meeting of shareholders is held, immediately following such meeting. The Board of Directors by resolution shall provide

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for the holding of three additional regular meetings, with or without notice, and shall fix the times and places, within or without the State of New York, at which such meetings shall be held. One regular meeting shall be held in each calendar quarter.

Section 4. Special Meetings, Notice and Waiver. Special meetings of the Board of Directors may be called by the President, and shall be called by the President upon receipt of a written request of not less than three directors. All special meetings shall be held at a date, time and place to be fixed by the President, and the President shall direct the Secretary to give notice of each special meeting to each director by mail at least five days before such meeting is to be held or in person or by telephone, video or other electronic means at least two days before such meeting. Such notice shall state the date, time, place and purposes of such meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him or her before, during or after the meeting, is filed with the records of the meeting.

Section 5. Quorum and Conference Call Meetings. A majority of the entire Board of Directors, at least one of whom shall be a Non-Affiliated Director, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the directors present may take any action except as otherwise expressly required by law, the Charter or these By-Laws. In the absence of a quorum, a majority of the directors present at the time and place of any meeting, may adjourn such meeting from time to time until a quorum be present. If by reason of one or more vacancies there is less than the minimum number of directors, the Board of Directors shall have the power to function legally prior to the filling of the vacancy; provided, however, that there shall always be a quorum. Any one or more directors may participate in a regular or special meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. Notwithstanding the foregoing, with respect to at least one of the regular meetings in each calendar year, which meeting shall be designated by the Board of Directors, the quorum requirements set forth in this Section may be met only if the requisite number and category of directors are physically present at the place at which the meeting is held.

Section 6. Chairman. The Board of Directors may elect, from among its members, a Chairman. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be granted or assigned to him or her from time to time by the Board of Directors. If a Chairman of the Board is elected but is absent or unable to preside at meetings of the Board of Directors, or if no Chairman is elected, the President shall preside at such meetings. If neither the Chairman nor the President is available to preside, the Board may select a chairman pro tempore to preside at such meeting.

Section 7. Resignation and Removal. Any director may resign at any time by giving written notice of such resignation to either the Board of Directors, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by the President or Secretary. Any director may be removed either with or without cause at any time by the affirmative vote of the shareholders of record holding a majority of the outstanding shares of the Corporation entitled to vote for the election of directors,

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given at a meeting of the shareholders called for that purpose, or by the holders of a majority of the outstanding shares entitled to vote for the election of directors without holding a meeting or providing notice but by merely presenting evidence of their majority vote to the Secretary of the Corporation in writing for the removal of a director or directors without cause. Any director may be removed with cause by a majority of the total number of directors constituting the entire Board of Directors at a meeting of the Board of Directors.

Section 8. Vacancies. A vacancy in the Board of Directors arising by reason of death, resignation, removal (with or without cause), increase in the number of directors, or otherwise, which may occur between annual meetings of the shareholders of the Corporation may be filled by a majority vote of the remaining directors, though less than a quorum. Any such vacancy may also be filled by the shareholders entitled to vote for the election of directors at any meeting held during the existence of such vacancy.

Section 9. Compensation. The Board of Directors may authorize payment of a retainer fee to one or more of the directors in instances where, in the discretion of the Board, such payment is deemed appropriate. Other than such payments, if any, directors, as such, shall not be compensated for their services but by resolution of the Board of Directors may be paid a fee for attendance at each meeting of the Board of Directors or a committee thereof; provided, however, that no director shall be paid a fee, whether by retainer, for attendance, or otherwise, if such director is also a salaried officer of the Corporation. Nothing in these by-laws contained shall prevent any director from serving the Corporation in any other capacity or receiving compensation therefor.

Section 10. Action by Written Consent. So far as permitted by law, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent setting forth such action is signed by all the directors entitled to vote thereon and such written consent is filed with the records of the Corporation. Written consent thus given shall have the same effect as a unanimous vote of directors.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 1. Committees. The Board of Directors, by the affirmative vote of the majority of the entire Board, shall appoint from among its members an Audit, Nominating and Evaluation Committee, which shall be comprised solely of Non-Affiliated Directors, an Executive Committee, an Investment Committee and such other committees as it may deem necessary. Each member of each such committee shall continue in office during the pleasure of the Board or until he or she shall cease to be a director.

Except to the extent a greater proportion is required by the provisions of this Article V, not less than one-third of the members of each such committee shall consist of Non-Affiliated Directors, at least one of whom shall be present to constitute a quorum for the transaction of business. The presence, at any meeting of a committee, of a majority of its members then in office, at least one of whom is a Non-Affiliated Director, shall constitute a quorum for the

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transaction of business. A majority of such quorum may decide any questions that may come before such meeting. Any one or more members of a committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. So far as permitted by law, any action required or permitted to be taken at any meeting of any committee appointed and established by the Board of Directors may be taken without a meeting if a written consent setting forth such action is signed by all of the members of such committee entitled to vote thereon and such written consent is filed with the records of the Corporation.

Section 2. Executive Committee. The Board of Directors shall appoint an Executive Committee consisting of not less than three directors, and may designate as Chairman of the Executive Committee one of the members so appointed. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at which he is present. The Executive Committee shall keep a record of its proceedings and shall adopt its own rules of procedure. The Executive Committee shall submit a written report of its activities to the Board of Directors at the next meeting of the Board of Directors. Each director may inspect and review, at any time during normal business hours, the minutes of the meetings of the Executive Committee, and said minutes shall be retained by the Secretary of the Corporation and made available to the Board of Directors at each of its meetings.

Except as otherwise provided by law, the Charter or these By-Laws, all the powers of the Board of Directors when not in session may be vested, to the extent from time to time determined by the Board of Directors, in the Executive Committee. To the extent appropriate to carry out this provision, references in these By-Laws to the Board of Directors shall be read to mean the Executive Committee. The Executive Committee may authorize one or more officers, employees or agents of the Corporation to carry out the exercise of its powers. The Executive Committee shall have the power and authority to declare dividends and to authorize the issuance of common stock. The Executive Committee shall not have and may not exercise the following powers:

(a)	To submit to the shareholders any action which by any applicable statute requires shareholders’ approval;

(b)	To fill any vacancy in the Board of Directors or in any committee thereof;

(c)	To fix the compensation of any director for serving on the Board or any committee thereof;

(d)	To amend or repeal these By-Laws, or to adopt new By-Laws;

(e)	To amend, alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be amended or repealed.

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Section 3. Audit, Nominating and Evaluation Committee. The Board of Directors shall appoint an Audit, Nominating and Evaluation Committee consisting of not less than three directors, and may designate as Chairman of the Audit, Nominating and Evaluation Committee one of the members so appointed. The Audit, Nominating and Evaluation Committee shall consist solely of Non-Affiliated Directors. The Chairman of the Audit, Nominating and Evaluation Committee shall preside at all meetings of the Audit, Nominating and Evaluation Committee at which he or she is present. The Audit, Nominating and Evaluation Committee shall keep a record of its proceedings and shall adopt its own rules of procedure. The Audit, Nominating and Evaluation Committee shall submit a report of its activities to the Board of Directors at the next meeting of the Board of Directors. The Audit, Nominating and Evaluation Committee shall have responsibility for: (1) recommending the selection of independent certified public accountants; (2) reviewing the Corporation’s financial condition, the scope and results of the independent audit and any internal audit; (3) nominating candidates for director for election by shareholders; and (4) evaluating the performance of officers who, pursuant to Section 1 of Article VI of these By-Laws, are principal officers of the Corporation and recommending to the Board of Directors the selection and compensation of such principal officers.

The Audit, Nominating and Evaluation Committee shall, to the extent empowered by the Board, have and possess all of the rights and powers of the Board of Directors, between meetings of the Board of Directors, to: (1) meet and discuss with the representative of any firm of certified public accountants, for reviewing the Corporation’s financial condition, the scope and results of the independent audit and any internal audit; (2) nominate candidates for director for election by shareholders; and (3) evaluate the performance of officers who, pursuant to Section 1 of Article VI of these By-Laws, are principal officers of the Corporation and recommend to the Board of Directors the selection and compensation of such principal officers. The Audit, Nominating and Evaluation Committee shall, to the extent empowered by the Board, have and possess all of the rights and powers of the Board of Directors, between meetings of the Board of Directors, to meet and discuss with the representatives of any firm of certified public accountants retained by the Corporation, at any time and from time to time, whether before and/or after the preparation of the year-end financial statements of the Corporation, the scope of the audit of such firm with respect to any year, and to question such representatives with respect thereto. In addition, the Audit, Nominating and Evaluation Committee shall have the authority to meet with and question officers and employees of the Corporation with respect to financial matters pertaining to the Corporation. The Audit, Nominating and Evaluation Committee shall not have and may not exercise any of the powers referred to in clauses (a) through (e), inclusive, of Section 2 of Article V hereof.

Section 4. Investment Committee. The Board of Directors shall appoint an Investment Committee consisting of not less than three directors, and may designate as Chairman of the Investment Committee one of the members so appointed. The Chairman of the Investment Committee shall preside at all meetings of the Investment Committee at which he or she is present. The Investment Committee shall keep a record of its proceedings and shall adopt its own rules of procedure. The Investment Committee shall submit a report of its activities to the Board of Directors at the next meeting of the Board of Directors.

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The Investment Committee shall have the power to invest the funds of the Corporation in deposits with banks and insurance companies, to purchase and aquire stocks, bonds and other securities, in the name and in behalf of the Corporation and to withdraw any such deposits and to sell and dispose of the stocks, bonds and other securities owned by the Corporation, at such times and upon such terms as it may deem wise and advantageous to the Corporation; provided, however, that in any case where the investment of such funds in stocks, bonds or other securities involves the active participation of the Corporation in the management of the business represented by any such securities, the Investment Committee shall not have the power to make any investments or otherwise deal with such securities without the approval of the Board of Directors. All actions of the Investment Committee shall be subject to revision or alteration by the Board of Directors; provided, however, that rights or acts of third parties shall not be affected by any such revision or alteration.

ARTICLE VI

OFFICERS

Section 1. Number and Principal Officers. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of Article VI hereof. So far as permitted by applicable law, any two or more offices may be held by the same person, except that the President and the Secretary shall not be the same person. The President, any Vice-Presidents appointed or elected by the Board of Directors, the Secretary and the Treasurer shall be principal officers of the Corporation for purposes of Section 3 of Article V of these By-Laws.

Section 2. Election, Term of Office and Qualification. The President, the Treasurer and the Secretary shall be elected annually by the directors at their first meeting following the annual meeting of shareholders, by vote of a majority of the directors present and voting, and other officers, if any, may be elected or appointed by the directors at said meeting or at any other time. The President shall be and remain a Director. No other officer need be a director.

Except as otherwise provided by law or by the Charter or by these By-Laws, the President, the Treasurer and the Secretary shall hold office until the first meeting of the directors following the next annual meeting of shareholders and until their respective successors are chosen and qualified, or, in each case, until he or she sooner dies, resigns or is removed, unless a shorter period shall have been specified by the terms of his or her election or appointment.

Section 3. Other Officers. The Board of Directors from time to time may appoint other officers or agents, including but not limited to one or more Vice-Presidents, one or more assistant treasurers and one or more assistant secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer or committee the power to appoint any such other officers or agents and to prescribe their respective authorities and duties. Each agent, if any, shall retain his or her authority at the pleasure of the directors.

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Section 4. President. The President shall, subject to the control of the Board of Directors, have general charge of the business, affairs and property of the Corporation, and control over its several officers. The President shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

Section 5. Treasurer. Subject to the order of the Board of Directors, the Treasurer shall have supervision over the funds, securities, receipts and disbursements of the Corporation and shall be the chief accounting officer of the Corporation. He or she shall cause all monies and other valuable effects to be deposited in the name and to the credit of the Corporation, in such banks or trust companies or with such bankers or other depositories as shall be selected by the Board of Directors or which he or she shall select pursuant to authority conferred upon him or her by the Board of Directors. He or she shall cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation and shall cause to be taken and preserved proper vouchers for all monies disbursed. He or she shall cause to be kept correct books of account of the business and transactions of the Corporation and shall render to the President, the Board of Directors or the Executive Committee, whenever requested, an account of the financial condition of the Corporation and of his or her transactions as Treasurer. He or she shall be responsible for keeping and maintaining the stock books and stock transfer books of the Corporation. He or she shall be empowered, from time to time, to require of the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation, and shall have such other powers and duties as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors or by the President. If required by the Board of Directors, he or she shall give the Corporation a bond in such sum with such surety or sureties as shall be satisfactory to the Board for the faithful performance of his or her duties.

Section 6. Secretary. The Secretary shall keep and record all the minutes of the meetings of shareholders and the Board of Directors in books to be maintained for that purpose, and shall perform like duties for committees of the Board of Directors when required. He or she shall give notice to the shareholders and the Board of Directors in accordance with the provisions of these By-Laws or as required by statute. Except for those records for which the Treasurer is responsible, the Secretary shall be responsible for the records of the Corporation and the Board of Directors. He or she shall keep in safe custody the seal of the Corporation and shall see that the seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, shall have been duly authorized. He or she shall see that all lists, books, reports, statements and certificates and other documents and records required by law to be kept or filed are properly kept or filed. He or she shall perform all duties and shall have all powers incident to the office of the Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors or the President.

Section 7. Vice-Presidents. The Vice-Presidents, if any, in the order designated by the Board of Directors or, lacking such designation, by the President, shall in the absence or

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disability of the President perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

Section 8. Resignation and Removal. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors, the President or the Secretary. Any officer may be removed, either with or without cause, by vote of a majority of the total number of directors constituting the entire Board of Directors, at a special meeting of the Board of Directors called for that purpose.

Section 9. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for the regular election or appointment to such office.

Section 10. Salaries. Subject to the provisions of Article V of these By-Laws, the salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director of the Corporation; provided, however, that no director shall be paid a fee, whether by retainer, for attendance, or otherwise, if such director is also a salaried officer of the Corporation.

ARTICLE VII

INDEMNIFICATION

Section 1. General. The Corporation shall indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative (other than by or in the right of the Corporation except as provided in Section 2 of Article VII hereof) by reason of the fact that the person:

(a)	is or was a Director, officer or employee of the Corporation, or

(b)	is or was serving at the specific request of the Corporation as a Director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise,

against all expenses (including but not limited to solicitors’ and attorneys’ fees) judgments, fines and amounts in settlement, actually and reasonably incurred by the person in connection with such action, suit or proceeding (other than those specifically excluded below) if the person acted honestly, in good faith, with a view to the best interests of the Corporation or the enterprise the person is serving at the request of the Corporation, and within the scope of his or her authority and normal activities, and, in the case of any criminal or administrative action or proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.

The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not of itself create a presumption that the person did not act honestly and in

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good faith with a view to the best interests of the Corporation and, with respect to any criminal action or proceeding, that the person did not have reasonable grounds for believing that his or her conduct was lawful.

Section 2. Action of Behalf of the Company. The Corporation shall also, with the approval of the Board, indemnify a person referred to in Section 1 of this Article VII in respect of any action by any person by or on behalf of the Corporation to procure a judgment in its favor to which the person is made a party by reason of being or having been a Director, officer or employee of the Corporation, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in Section 1 of this Article VII.

Section	3. No Indemnification Available. The Corporation shall have no obligation to indemnify any person for:

a)	any act, error, or omission committed with actual dishonest, fraudulent, criminal, or malicious purpose or intent, or

b)	any act of gross negligence or willful neglect, or

c)	any liability of others assumed by any person otherwise entitled to indemnification hereunder, or

d)	any claims by or against any enterprise which is owned, operated, managed, or controlled by any person otherwise entitled to indemnification hereunder or any claims by such person against an enterprise, or

e)	any claim arising out of, or based on, any pension plan sponsored by any person otherwise entitled to indemnification hereunder as employer, or

f)	bodily injury, sickness, disease or death of any person, or injury to or destruction of any tangible property including loss of use thereof, or

g)	any amount covered by any other indemnification provision or by any valid and collectible insurance which the person entitled to indemnity hereunder may have, or

h)	any liability in respect of which the person would otherwise be entitled to indemnification if in the course of that person’s actions, he or she is found by the Board of Directors to have been in breach of compliance with the Corporation’s Code of Business Conduct or Conflict of Interest guidelines.

Section 4. Subrogation. In the event of any indemnity payment by the Corporation and as a condition of it, the Corporation shall be subrogated to all the rights of recovery of the person

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indemnified to the extent of the indemnity payment, and such person shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights.

Section 5. Arbitration. As a condition of indemnification, the person to be indemnified shall not demand or agree to arbitration of any claim, make any payment, admit any liability, settle any claims, assume any obligation or incur any expense without the written consent of the Corporation, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6. No Assignment. Any claim to indemnification shall not be assignable. In the event of death or incompetency, the legal representative of a person eligible for indemnification shall be entitled to indemnification for those acts and omissions of the indemnified person incurred prior to his death or incompetency.

Section 7. Right to Counsel. The Corporation shall have the right as a condition of pending indemnification to appoint counsel satisfactory to the person to be indemnified to defend the person for any claim against him or her which may be covered by this indemnity.

Section 8. Transfer to Heirs. The indemnification shall be continuing and enure to the benefit of the heirs, executors and administrators of any person referred to in Section 1 of this Article VII.

Section 9. Expenses. Expenses (including but not limited to solicitors’ and attorneys’ fees) incurred in defending a civil, criminal, or administrative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person referred to in Section 1 of this Article VII to repay the amount if it shall be ultimately determined that the person is not eligible to be indemnified by the Corporation.

Section 10. Cooperation in Defense. As a condition of indemnification, the person to be indemnified shall cooperate with the Corporation on his defense and where applicable, the defense of the Corporation and shall provide the Corporation with all documents relevant to the defense of the claims.

Section 11. Non-exclusivity. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those eligible to be indemnified hereunder may be entitled as a matter of law under the Charter, any by-law, resolution, agreement, vote of shareholders or otherwise.

Section 12. Survival. A right to indemnification or to advancement of expenses arising under any provision of these By-Laws shall be deemed to be a contractual right that may not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the action, suit or proceeding for which indemnification or advancement of expenses is sought.

ARTICLE VIII

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CONFLICT OF INTEREST

Section 1. Conflict of Interest. No director, officer or employee of the Corporation shall have any position with or a substantial interest in any other business enterprise operated for profit, the existence of which would conflict or might reasonably be supposed to conflict with the proper performance of his or her Corporation duties or responsibilities, or which might tend to affect his or her independence of judgment with respect to transactions between the Corporation and such other business enterprise, without full and complete disclosure thereof to the Board of Directors. Each director, officer or employee who has such a conflicting or possibly conflicting interest with respect to any transactions which he or she knows is under consideration by the Board, is required to make timely disclosure thereof so that it may be part of the directors’ consideration of the transaction.

The holding of any office or position in any corporation affiliated with the Corporation or any corporation owning a majority of the stock of the Corporation and carrying out the duties of any such office or position shall not be deemed to be a conflicting interest; nor shall this Article VIII be construed to prevent the receipt of any salaries or other benefits from any corporation affiliated with the Corporation or from any corporation owning the majority of the stock of the Corporation. The ownership of one percent or more of the issued and outstanding stock of any corporation doing business with the Corporation or competing with the Corporation shall be considered to be a “substantial interest in any other business enterprise operated for profit”; provided, however, that ownership of the stock or other securities of any corporation affiliated with the Corporation or of any corporation owning a majority of the stock of the Corporation shall not be considered to be a conflicting interest.

Section 2. Gifts. None of the directors, officers and employees shall accept gifts, gratuities or favors of any kind from any person, firm or corporation doing business or seeking to do business with the Corporation under circumstances from which it could reasonably be inferred that the purpose of the gift, gratuity or favor could be to influence the said director, officer or employee in the conduct of Corporation transactions with the donor or the interest the donor is representing. Nothing in this Section 2 of Article VIII shall be construed to prohibit either the giving or the receiving of normal hospitality or a social nature or normal practice of gift exchange on a reciprocal basis between person having close personal relationships unrelated to business.

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ARTICLE IX

EXECUTION OF INSTRUMENTS, BORROWING OF MONEY

AND DEPOSIT OF CORPORATE FUNDS

Section 1. General Provisions. The President or Chief Executive Officer, any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and Assistant Vice Presidents and Senior Managing Directors or positions of equivalent rank), the Secretary, any Assistant Secretary, the Chief Financial Officer, the Treasurer or any Assistant Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, subject to Board imposed limits or internal Company guidelines. The Board of Directors, the President or Chief Executive Officer may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

Section 2. Execution of Instruments.

(a)	Except as otherwise provided by the Board of Directors, and in addition to the provisions of the foregoing Section 1 of this Article IX, each of the following officers or employees of the Corporation: (i) the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Investment Officer, the General Counsel, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice Presidents, any Executive Managing Director, the Treasurer, any Assistant Treasurer, or any Treasury Officer, (ii) any Senior Managing Director, any Managing Director, any Director or any other employee of the Bond and Corporate Finance Group of the Investment Sector (or any successor thereto) holding a title of equivalent rank or (iii) any Senior Investment Officer, any Investment Officer or any other employee of the Real Estate Investment Group of the Investment Sector (or any successor thereto) holding a title of equivalent rank, or any one of them, is hereby authorized to execute and seal with the corporate seal, acknowledge and deliver any and all instruments required in connection with any investment, sale or loan authorized by or pursuant to authority granted by the Investment Committee. In addition, the President, the Chief Financial Officer or the Chief Investment Officer may at his or her discretion designate and authorize any employee of the Corporation to execute and seal with the corporate seal, acknowledge and deliver any and all instruments required in connection with any investment, sale or loan authorized by or pursuant to authority granted by the Investment Committee.

(b)

Except as otherwise provided by the Board of Directors, each of the President, the Chief Financial Officer, the Chief Investment Officer, the General Counsel, the Senior Executive Vice Presidents, the Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents, the Assistant Vice Presidents, the Executive Managing Directors, the Senior Managing Directors, the Secretary and the Assistant Secretary, or any one of them, is hereby authorized to waive, alter,

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modify or change any of the conditions or provisions of any policy or contract issued by the Corporation and to execute or modify any contract of reinsurance.

Section 3. Corporate Indebtedness. No loans or advances shall be made by the Corporation to others, or contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors, or a committee thereof, or the President or Chief Executive Officer. Any such authorization may be general or confined to specific instances. Any officer of the Corporation thereunto so authorized may effect loans and advances by or to the Corporation, and may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 4. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, or a committee thereof, or the President or Chief Executive Officer, or other officers or agents as may be authorized by the Board of Directors or a committee thereof.

Section 5. Checks, Drafts, etc. All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the Corporation and its orders for the payment of money shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, or a committee thereof, from time to time may determine.

Section 6. Sale, Transfer, etc., of Securities. Subject to the limitations contained in these By-Laws, and except as otherwise provided by the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Executive Managing Directors and Senior Managing Directors or positions of equivalent rank), the Treasurer, the Secretary, an Assistant Treasurer or a Treasury Officer of the Corporation with the approval in writing of the Treasurer, the Controller, the Auditor, an Associate Auditor or an Assistant Auditor is hereby authorized to do any and all things necessary to assign or transfer any stock in any corporation or any bonds, debentures, notes or other evidences of indebtedness now or hereafter owned by or standing in the name of the Corporation, and may make, execute and deliver in the name of and as the act of the Corporation, under its corporate seal, any and all instruments in writing necessary or proper to carry such sales, transfers, endorsements and assignments into effect.

Section 7. Voting Upon Stock. Unless otherwise ordered by the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Executive Managing Directors and Senior Managing Directors or positions of equivalent rank) shall have

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full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE X

CAPITAL STOCK

Section 1. Number of Shares and Par Value. The total number of shares and the par value of all stock which the Corporation is authorized to issue shall be as stated in the Charter.

Section 2. Certificates of Shares. Each shareholder shall be entitled to a certificate, signed by the President and the Treasurer or Secretary certifying the number and class of the shares owned by him, her or it in the Corporation. Such signatures may be facsimiles if the certificates are countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. Certificates for shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors, and the seal of the Corporation shall be affixed thereto. There shall be entered upon the stock books of the Corporation the number of each certificate issued, the name of the person owning the shares represented thereby, the number of shares and the date thereof.

Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates therefore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the owner claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his, hers or its legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

Section 4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to a corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty days or less than ten days before the date of such meeting, nor more than fifty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that

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the Board of Directors may fix a new record date for the adjourned meeting. Absent Board of Directors action, the record date shall be ten days before the date of such meeting.

Section 5. Stock Transfers. Transfers of stock shall be made only upon the books of the Corporation, and only upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

ARTICLE XI

DIVIDENDS

Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting; provided, however, that the Corporation shall not distribute any dividend to its shareholders unless a notice of intention to declare such dividend and the amount thereof has been filed with the Superintendent of Insurance of the State of New York. No such dividend shall be distributed if, not less than thirty days after such filing, the Superintendant gives written notice to the Corporation of his or her disapproval of such distribution, on the ground that he or she finds that the financial condition of the Corporation does not warrant the distribution of such dividend.

A member of the Board of Directors, and each member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

ARTICLE XII

APPLICATIONS, POLICIES AND PREMIUMS

The President, or a duly authorized Vice-President, shall prescribe and approve all forms of policies issued by the Corporation, including all riders and provisions included in or attached to such policies, and the forms of applications therefor. The President, or a duly authorized Vice-President, shall fix all rates of premiums.

ARTICLE XIII

FISCAL YEAR

The fiscal year of the Corporation shall end on the last day of December annually.

ARTICLE XIV

NOTICES

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Whenever, under the provisions of law, the Charter or these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice unless specifically allowed, but such notice may be given in writing, by certified or registered mail, return receipt requested, addressed to such director or shareholder, at his or her address as it appears on the records of the Corporation, with postage prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

ARTICLE XV

AMENDMENTS

These By-Laws may be amended, changed or repealed by the Board of Directors, except that the Board may take no action which, by law or the Charter, is required to be taken by the shareholders, or which excludes or limits the right of a shareholder to vote on a matter. Any By-Law so amended, changed or repealed by the directors may be further altered or amended or reinstated by the shareholders in the manner provided below.

These By-Laws may be amended, changed or repealed by a majority vote of the shareholders present at any annual meeting or at a special meeting called for that purpose, provided that the notice of any such annual or special meeting shall specify the subject matter of the proposed amendment, change or repeal and such notice shall have been submitted in writing and filed with the Secretary at least five days prior to such meeting.

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